Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Record Third Quarter 2015 Results

– Third Quarter Net Income of $26.7 Million –

– Total Adjusted EBITDA Increase of 8.9 Percent to $71.2 Million –

– Third Quarter FFO of $55.2 Million; Adjusted FFO of $59.4 Million –

– Third Quarter Gross Advanced Group Bookings Increase of 24.1 Percent –

NASHVILLE, Tenn. (Nov. 3, 2015) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the third quarter ended September 30, 2015.

Colin Reed, chairman and chief executive officer of Ryman Hospitality Properties, said, “Our businesses had a record third quarter performance in terms of revenue and profitability despite some occupancy-related challenges from the unfavorable shift in the holiday calendar and our accelerated room renovation program at Opryland.

“We are pleased with how our hotels are managing their expense structure. The healthy same-store Hospitality Adjusted EBITDA margin improvement we have seen this year again demonstrates the operating leverage associated with our group-centric model.

“We are similarly pleased with the robust 24.1 percent year-over-year increase in our gross advanced group bookings during the third quarter of 2015. This production growth was within the range we thought it would be going into the quarter, and we are on pace to meet our 2015 production goals that will position us for a very good 2016.”

The Company’s results include the following:

Consolidated Results

($ in thousands, except per share amounts, RevPAR and Total RevPAR)

	Three Months Ended					Nine Months Ended
	September 30,					September 30,
	As Reported		Pro Forma			As Reported		Pro Forma
	2015 (2)	2014	% Δ	2014 (1)	% Δ	2015	2014	% Δ	2014 (1)	% Δ
Total Revenue	$252,820	$245,015	3.2%	$243,490	3.8%	$780,004	$749,379	4.1%	$745,175	4.7%

Same-Store Hospitality Revenue (3)	$222,335	$219,102	1.5%	$217,577	2.2%	$702,311	$684,235	2.6%	$680,031	3.3%

Same-Store RevPAR (3)	$121.72	$123.99	-1.8%			$130.22	$127.94	1.8%
Same-Store Total RevPAR (3)	$298.43	$294.09	1.5%	$292.04	2.2%	$317.68	$309.50	2.6%	$307.60	3.3%

Adjusted EBITDA	$71,193	$65,353	8.9%			$236,770	$213,397	11.0%
Adjusted EBITDA Margin	28.2%	26.7%	1.5pt	26.8%	1.4pt	30.4%	28.5%	1.9pt	28.6%	1.8pt

Same-Store Hospitality Adjusted EBITDA (3)	$66,235	$61,458	7.8%			$226,114	$207,980	8.7%
Same-Store Hospitality Adjusted EBITDA Margin (3)	29.8%	28.0%	1.8pt	28.2%	1.6pt	32.2%	30.4%	1.8pt	30.6%	1.6pt

Adjusted FFO	$59,361	$51,613	15.0%			$193,078	$174,741	10.5%
Adjusted FFO per diluted share	$1.15	$0.84	36.9%			$3.74	$2.89	29.4%

Operating income (4)	$32,768	$29,083	12.7%			$125,673	$109,366	14.9%

Net income available to common shareholders (4) (5)	$26,691	$15,130	76.4%			$72,612	$58,822	23.4%
Net income per diluted share available to common shareholders (4) (5)	$0.52	$0.25	108.0%			$1.41	$0.97	45.4%

(1)	Shown pro forma to present 2014 results with an accounting change related to parking fees as stipulated by the hospitality industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective in January 2015. Prior to 2015, all revenue and expense associated with managed parking services at our hotels were reported on a gross basis. Beginning in 2015, only the net fee received from the parking manager is recorded as revenue.
(2)	Includes impact of business interruption claim proceeds of $2.4M collected in Q3 2015, except for RevPAR.
(3)	Same-Store excludes the AC Hotel at National Harbor, which opened in April 2015.
(4)	Operating income and Net income for the three months and nine months ended September 30, 2015 include a non-cash net settlement charge of $1.6 million for the Company’s grandfathered defined benefit pension plan, which was a result of increased lump sum distributions in 2015.
(5)	Net income for the three months and nine months ended September 30, 2014 was impacted by a $1.6 million and $6.1 million loss on warrant settlements, respectively. Net income for the nine months ended September 30, 2015 was impacted by a $20.2 million loss on warrant settlements.

For the Company’s definitions of RevPAR, Total RevPAR, Adjusted EBITDA and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, see “Calculation of RevPAR and Total RevPAR,” “Non-GAAP Financial Measures,” “Adjusted FFO Definition” and “Supplemental Financial Results” below.

Operating Results

Hospitality Segment

For the three months and nine months ended September 30, 2015 and 2014, the Company reported the following:

Hospitality Segment Results

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended September 30,					Nine Months Ended September 30,
	As Reported			Pro Forma		As Reported			Pro Forma
	2015 (2)	2014	% Δ	2014 (1)	% Δ	2015	2014	% Δ	2014 (1)	% Δ
Hospitality Results
Hospitality Revenue (3)	$224,842	$219,102	2.6%	$217,577	3.3%	$707,131	$684,235	3.3%	$680,031	4.0%

Hospitality Adjusted EBITDA	$67,140	$61,458	9.2%			$228,050	$207,980	9.6%
Hospitality Adjusted EBITDA Margin	29.9%	28.0%	1.9pt	28.2%	1.7pt	32.3%	30.4%	1.9pt	30.6%	1.7pt

Hospitality Performance Metrics (3)
Occupancy	71.9%	74.2%	-2.3pt			72.7%	73.0%	-0.3pt
Average Daily Rate (ADR)	$169.24	$167.03	1.3%			$178.88	$175.23	2.1%
RevPAR	$121.71	$123.99	-1.8%			$130.07	$127.94	1.7%
Total RevPAR	$294.81	$294.09	0.2%	$292.04	0.9%	$314.88	$309.50	1.7%	$307.60	2.4%

Gross Definite Rooms Nights Booked	484,143	390,098	24.1%			1,359,678	1,402,485	(3.1%)
Net Definite Rooms Nights Booked	396,810	313,385	26.6%			1,062,298	1,039,279	2.2%
Group Attrition (as % of contracted block)	13.7%	9.7%	(4.0pt )			12.8%	10.4%	(2.4pt )
Cancellations ITYFTY (4)	9,186	7,837	(17.2%)			27,262	24,368	(11.9%)

Same-Store Hospitality Results (5)
Same-Store Hospitality Revenue (3)	$222,335	$219,102	1.5%	$217,577	2.2%	$702,311	$684,235	2.6%	$680,031	3.3%

Same-Store Hospitality Adjusted EBITDA	$66,235	$61,458	7.8%			$226,114	$207,980	8.7%
Same-Store Hospitality Adjusted EBITDA Margin	29.8%	28.0%	1.8pt	28.2%	1.6pt	32.2%	30.4%	1.8pt	30.6%	1.6pt

Same-Store Hospitality Performance Metrics (3)
Occupancy	72.1%	74.2%	-2.1pt			72.9%	73.0%	-0.1pt
Average Daily Rate (ADR)	$168.83	$167.03	1.1%			$178.61	$175.23	1.9%
RevPAR	$121.72	$123.99	-1.8%			$130.22	$127.94	1.8%
Total RevPAR	$298.43	$294.09	1.5%	$292.04	2.2%	$317.68	$309.50	2.6%	$307.60	3.3%

(1)	Shown pro forma to present 2014 results with an accounting change related to parking fees as stipulated by the hospitality industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective in January 2015. Prior to 2015, all revenue and expense associated with managed parking services at our hotels were reported on a gross basis. Beginning in 2015, only the net fee received from the parking manager is recorded as revenue.
(2)	Includes impact of business interruption claim proceeds of $2.4M collected in Q3 2015, except for Occupancy, ADR, RevPAR, Room Nights Booked, Attrition and Cancellations
(3)	During the three months and nine months ended September 30, 2015, Gaylord Opryland had approximately 18,000 room nights out of service due to a room renovation project that was completed in September 2015. During the three months and nine months ended September 30, 2014, Gaylord Texan had approximately 9,600 and 36,000 room nights out of service, respectively, due to a room renovation project that was completed in August 2014. Out of service rooms do not impact total available room count for calculating hotel metrics (e.g., Occupancy, RevPAR, and Total RevPAR).
(4)	“ITYFTY” represents In The Year For The Year.
(5)	Same-Store excludes the AC Hotel at National Harbor, which opened in April 2015.

Property-level results and operating metrics for third quarter 2015 are presented in greater detail below and under “Supplemental Financial Results.” Highlights for third quarter 2015 for the Hospitality segment and at each property include:

•	Hospitality Segment (Same-Store): Total revenue increased 1.5 percent to $222.3 million in third quarter 2015 compared to third quarter 2014. RevPAR decreased 1.8 percent compared to third quarter 2014 due to lower levels of occupancy. The drop in overall occupancy during third quarter 2015 was primarily due to a drop in small and medium-sized group room nights as compared to third quarter 2014. Total RevPAR increased 1.5 percent compared to third quarter 2014, driven by strong group-related food and beverage revenue. Adjusted EBITDA increased 7.8 percent, as compared to third quarter 2014, to $66.2 million. Adjusted EBITDA margin grew by 180 basis points compared to the prior-year quarter. $2.4 million in insurance proceeds received in the third quarter 2015 related to the norovirus disruptions that occurred during first quarter 2015 favorably impacted Revenue, Adjusted EBITDA, and Adjusted EBITDA margin in third quarter 2015.

•	Gaylord Opryland: Total revenue for third quarter 2015 was flat at $76.4 million, driven by a 6.1 point decline in occupancy in third quarter 2015, compared to third quarter 2014, which was partially offset by strong banquet revenue. There were approximately 18,000 room nights out of service in third quarter 2015 due to a room renovation that was completed in September. Adjusted EBITDA decreased 2.1 percent, as compared to third quarter 2014, to $24.8 million due to the decline in occupancy and a non-recurring linen charge related to the rooms renovation. Adjusted EBITDA Margin was flat compared to the same period in 2014. A non-recurring $0.6 million charge related to an FCC settlement in September 2014 unfavorably impacted Adjusted EBITDA margin in the third quarter of 2014, while $2.4 million in insurance proceeds received in the third quarter 2015 related to the norovirus disruptions that occurred during first quarter 2015 favorably impacted Revenue, Adjusted EBITDA, and Adjusted EBITDA margin in third quarter 2015.

•	Gaylord Palms: Total revenue for third quarter 2015 was $31.7 million, a 16.7 percent decrease from the 2014 period, as a result of lower occupancy due to a decrease in group room nights driven by a shift in the holiday schedule when compared to the same period in 2014. Adjusted EBITDA decreased 38.7 percent, as compared to third quarter 2014, to $5.2 million, and Adjusted EBITDA margin decreased by 590 basis points from the same period in 2014 to 16.4 percent, primarily due to the adverse impact of the property’s operating leverage when occupancy levels decline.

•

Gaylord Texan: Total revenue for third quarter 2015 was $50.2 million, a 12.1 percent increase from the 2014 period, driven by an occupancy increase of 2.2 points as well as a 6.8 percent increase in ADR that resulted from a favorable shift to corporate group rooms and higher-rated transient rooms compared to third quarter 2014. During the third quarter of 2014, the hotel had approximately 9,600 room nights out of service due to the room renovation project that was completed in August 2014. Adjusted EBITDA increased 26.1 percent, as compared to third quarter 2014, to $16.5 million. Adjusted EBITDA margin increased by 370 basis points over the same period in 2014 to 32.9 percent.

•	Gaylord National: Total revenue for third quarter 2015 was $60.3 million, a 7.0 percent increase from the 2014 period, driven primarily by strong banquet revenue growth resulting from an increase in corporate group occupancy. Adjusted EBITDA increased 34.6 percent, as compared to third quarter 2014, to $18.7 million, and Adjusted EBITDA margin increased by 640 basis points to 31.0 percent.

Reed continued, “Our Hospitality segment performance this quarter was led by Gaylord Texan and Gaylord National, both of which enjoyed strong top- and bottom-line gains over the third quarter of 2014. Gaylord Texan continues to have a stellar year by all measures, and we remain optimistic that Gaylord National will continue to perform well for the remainder of this year and in the years to come as the momentum in National Harbor builds.”

Entertainment Segment

For the three months and nine months ended September 30, 2015 and 2014, the Company reported the following:

($ in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Δ	2015	2014	% Δ
Revenue	$27,978	$25,913	8.0%	$72,873	$65,144	11.9%
Operating Income	$7,563	$8,029	-5.8%	$19,841	$16,922	17.2%
Adjusted EBITDA	$9,165	$9,485	-3.4%	$24,582	$21,291	15.5%
Adjusted EBITDA Margin	32.8%	36.6%	-3.8pt	33.7%	32.7%	1.0pt

Reed continued, “Our Entertainment segment ended the third quarter of 2015 on the eve of the Grand Ole Opry’s 90th birthday celebration with a solid 8.0 percent revenue gain when compared to third quarter 2014. As we reflect on this birthday milestone, we are excited for the future and continue to make investments to amplify the growth we have enjoyed in recent years. To that end, our third quarter 2015 Adjusted EBITDA was negatively impacted by roughly $1 million in costs related to ongoing work with business strategy advisors and consultants. Absent these costs, the Entertainment segment would have shown a 7.9 percent increase in Adjusted EBITDA for the quarter as compared to third quarter 2014.”

Corporate and Other Segment Results

For the three months and nine months ended September 30, 2015 and 2014, the Company reported the following:

($ in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Δ	2015	2014	% Δ
Operating Loss (1)	($8,698)	($7,772)	(11.9%)	($23,477)	($22,589)	(3.9%)
Adjusted EBITDA	($5,112)	($5,590)	8.6%	($15,862)	($15,874)	0.1%

(1)	Corporate operating loss for the three months and nine months ended September 30, 2015 includes a non-cash net settlement charge of $1.6million for the Company’s grandfathered defined benefit pension plan, which was a result of increased lump sum distributions in 2015.

Dividend Update

The Company paid its third quarter 2015 cash dividend of $0.70 per share of common stock on October 15, 2015 to stockholders of record on September 30, 2015. It is the Company’s current plan to distribute total annual dividends of approximately $2.70 per share for 2015, with the remaining fourth quarter payment of $0.70 per share of common stock occurring in January 2016. If expected regular quarterly dividends for 2015 do not satisfy the Company’s annual distribution requirements, the Company would satisfy the annual distribution requirement by paying a “catch up” dividend in January 2016. Any future dividend is subject to the board’s future determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of September 30, 2015, the Company had total debt outstanding of $1,469.6 million and unrestricted cash of $40.3 million. As of September 30, 2015, $317.9 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.0 million in letters of credit, which left $380.1 million of availability for borrowing under the credit facility.

Share Repurchase Authorization

On August 20, 2015, the Board of Directors authorized a share repurchase program for up to $100 million of the Company’s common stock using cash on hand and borrowings under its revolving credit line. The repurchases are intended to be implemented through open market transactions on U.S. exchanges or in privately negotiated transactions, in accordance with applicable securities laws, and any market purchases will be made during open trading window periods or pursuant to any applicable Rule 10b5-1 trading plans. The repurchase authorization extends until December 31, 2016. The timing, prices, and sizes of repurchases will depend upon prevailing market prices, general economic and market conditions and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of stock. As of November 3, 2015, the Company has not repurchased any shares under this repurchase authorization.

Guidance

The Company is updating its 2015 guidance provided on August 4, 2015 to reflect its expectations for the full year. The following business performance outlook is based on current information as of November 3, 2015. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

Reed continued, “Our Hospitality segment remains on pace to have its best year ever in terms of revenue and profitability, and we remain encouraged by the strength of our business as we enter the fourth quarter and our business on the books for 2016. Based on the year-to-date performance in our hotels and our outlook for the remaining two months of the year, we are modestly reducing the top end of our Hospitality RevPAR, Total RevPAR, and Hospitality Adjusted EBITDA. This slight reduction in the Hospitality segment is primarily attributable to the elevated attrition level we experienced late in the third quarter and additional renovation disruption related to the accelerated room renovation project at Gaylord Opryland this quarter. Our Entertainment segment continues to strengthen and the AC Hotel is ramping better than anticipated. As such, we are increasing the low end of the Entertainment segment to $30.0 million while maintaining the top end of $32.0 million in Adjusted EBITDA and increasing the AC Hotel Adjusted EBITDA guidance range to $2.5 million to $3.5 million. In total, Consolidated Adjusted EBITDA guidance range will now be $319.5 million to $333.5 million. Additionally, the guidance range for Adjusted FFO will narrow to $252.0 million to $266.0 million.”

$ in millions, except per share figures	Prior Guidance		Updated Guidance
	Full Year 2015		Full Year 2015
	Low	High	Low	High
Hospitality RevPAR (1) (2)	3.5%	4.5%	3.5%	4.0%
Hospitality Total RevPAR (1) (2)	3.0%	4.5%	3.0%	4.0%
Hospitality Adjusted EBITDA Margin Change	+ 150 bps	+ 260 bps	+ 150 bps	+ 230 bps

Adjusted EBITDA
Hospitality (3) (4)	$310.0	$325.0	$310.0	$320.0
AC Hotel	2.0	3.0	2.5	3.5
Entertainment (Opry and Attractions)	29.0	32.0	30.0	32.0
Corporate and Other	(23.0)	(22.0)	(23.0)	(22.0)

Consolidated Adjusted EBITDA	$318.0	$338.0	$319.5	$333.5

Adjusted FFO	$250.5	$270.5	$252.0	$266.0
Adjusted FFO per Diluted Share	$4.86	$5.25	$4.89	$5.16
Estimated Diluted Shares Outstanding	51.5	51.5	51.5	51.5

1.	Hospitality segment guidance for RevPAR and Total RevPAR does not include the AC Hotel.
2.	Includes impact of various accounting changes as stipulated by the industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective January 2015.
3.	Estimated interest income of $12.0 million from Gaylord National bonds reported in Hospitality segment guidance in 2015 and historical results in 2014.
4.	Hospitality segment guidance assumes approximately 18,100 room nights out of service in 2015 due to the renovation of rooms at Gaylord Opryland. The out of service rooms do not impact total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and 650 AM WSM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, out-of-service rooms, plans to engage in common stock repurchase transactions and the timing and form of such transactions, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes commencing with the year ended December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

To calculate Adjusted EBITDA, we determine EBITDA, which represents net income (loss) determined in accordance with GAAP, plus loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from unconsolidated entities; interest expense; and depreciation and amortization, less interest income. Adjusted EBITDA is calculated as EBITDA plus preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses); (gains) and losses on warrant settlements; pension settlement charges; and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA and a reconciliation of segment operating income to segment Adjusted EBITDA are set forth below under “Supplemental Financial Results.” The losses on the call spread and warrant modifications related to our convertible notes and warrant repurchases do not result in a charge to net income; therefore, Adjusted EBITDA does not reflect the impact of these losses. Hospitality Adjusted EBITDA—Same Store excludes the AC Hotel at National Harbor.

Adjusted FFO Definition

We calculate Adjusted FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, and gains and losses from sales of property; plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses; we also exclude written-off deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, and gains (losses) on extinguishment of debt and warrant settlements. For periods prior to 2015, we also deducted certain capital expenditures. We believe that the presentation of Adjusted FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of net income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.” The losses on the call spread and warrant modifications related to our convertible notes and warrant repurchases do not result in a charge to net income; therefore, Adjusted FFO does not reflect the impact of these losses.

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our net income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications

Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.

(615) 316-6588	(615) 316-6302

mfioravanti@rymanhp.com	babrahamson@rymanhp.com

~or~	~or~

Todd Siefert, Vice President of Corporate Finance & Treasurer	Josh Hochberg or Dan Zacchei

Ryman Hospitality Properties, Inc.	Sloane & Company

(615) 316-6344	(212) 446-1892 or (212) 446-1882

tsiefert@rymanhp.com	jhochberg@sloanepr.com; dzacchei@sloanepr.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2015	2014	2015	2014
Revenues :
Rooms	$92,828	$92,378	$292,089	$282,836
Food and beverage	108,558	104,175	345,931	331,378
Other hotel revenue	23,456	22,549	69,111	70,021
Entertainment (previously Opry and Attractions)	27,978	25,913	72,873	65,144

Total revenues	252,820	245,015	780,004	749,379

Operating expenses:
Rooms	27,347	28,397	80,216	82,778
Food and beverage	63,797	60,508	193,661	184,748
Other hotel expenses	70,108	71,863	210,513	212,788
Management fees	3,213	3,622	10,516	11,485

Total hotel operating expenses	164,465	164,390	494,906	491,799
Entertainment (previously Opry and Attractions)	18,954	16,557	48,775	44,239
Corporate	8,017	6,952	21,384	19,707
Preopening costs	118	—	909	—
Impairment and other charges	—	—	2,890	—
Depreciation and amortization	28,498	28,033	85,467	84,268

Total operating expenses	220,052	215,932	654,331	640,013

Operating income	32,768	29,083	125,673	109,366

Interest expense, net of amounts capitalized	(16,138)	(17,135)	(47,765)	(48,277)
Interest income	2,982	3,001	9,383	9,070
Loss on extinguishment of debt	—	—	—	(2,148)
Other gains and (losses), net	2,467	(282)	(18,104)	(4,608)

Income before income taxes	22,079	14,667	69,187	63,403

Benefit for income taxes	4,612	463	3,425	371

Net income	26,691	15,130	72,612	63,774

Loss on call spread and warrant modifications related to convertible notes	—	—	—	(4,952)

Net income available to common shareholders	$26,691	$15,130	$72,612	$58,822

Basic net income per share available to common shareholders	$0.52	$0.30	$1.42	$1.16

Fully diluted net income per share available to common shareholders	$0.52	$0.25	$1.41	$0.97

Weighted average common shares for the period:
Basic	51,283	50,975	51,226	50,805
Diluted (1)	51,630	61,159	51,587	60,402

(1)	Represents GAAP calculation of diluted shares and does not consider anti-dilutive effect of the Company’s purchased call options associated with its previously outstanding convertible notes. For the three months and nine months ended September 30, 2014, the purchased call options effectively reduce dilution by approximately 6.3 million and 5.9 million shares of common stock, respectively.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Sep. 30,	Dec. 31,
	2015	2014
ASSETS:
Property and equipment, net of accumulated depreciation	$2,011,381	$2,036,261
Cash and cash equivalents - unrestricted	40,340	76,408
Cash and cash equivalents - restricted	21,854	17,410
Notes receivable	149,569	149,612
Trade receivables, net	63,807	45,188
Deferred financing costs	26,688	21,646
Prepaid expenses and other assets	67,677	66,621

Total assets	$2,381,316	$2,413,146

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$1,469,582	$1,341,555
Accounts payable and accrued liabilities	163,498	166,848
Deferred income taxes	8,876	14,284
Deferred management rights proceeds	183,877	183,423
Dividends payable	36,616	29,133
Derivative liabilities	—	134,477
Other liabilities	145,473	142,019
Stockholders’ equity	373,394	401,407

Total liabilities and stockholders’ equity	$2,381,316	$2,413,146

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2015		2014		2015		2014
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$252,820		$245,015		$780,004		$749,379
Net income	$26,691		$15,130		$72,612		$63,774
Benefit for income taxes	(4,612)		(463)		(3,425)		(371)
Other (gains) and losses, net	(2,467)		282		18,104		4,608
Net loss on the extinguishment of debt	—		—		—		2,148
Interest expense, net	13,156		14,134		38,382		39,207
Depreciation & amortization	28,498		28,033		85,467		84,268

EBITDA	61,266	24.2%	57,116	23.3%	211,140	27.1%	193,634	25.8%
Preopening costs	118		—		909		—
Non-cash lease expense	1,341		1,370		4,023		4,111
Equity-based compensation	1,525		1,491		4,582		4,219
Pension settlement charge	1,593		—		1,593		—
Impairment charges	—		—		2,890		—
Interest income on Gaylord National bonds	2,967		2,994		9,347		9,056
Other gains and (losses), net	2,467		(282)		(18,104)		(4,608)
Loss on warrant settlements	—		1,569		20,246		6,065
(Gain) loss on disposal of assets	(84)		1,095		144		920

Adjusted EBITDA	$71,193	28.2%	$65,353	26.7%	$236,770	30.4%	$213,397	28.5%

Hospitality segment
Revenue	$224,842		$219,102		$707,131		$684,235
Operating income	$33,903		$28,826		$129,309		$115,033
Depreciation & amortization	26,383		25,886		79,175		77,403
Preopening costs	91		—		851		—
Non-cash lease expense	1,341		1,370		4,023		4,111
Impairment charges	—		—		2,890		—
Interest income on Gaylord National bonds	2,967		2,994		9,347		9,056
Other gains and (losses), net	2,539		2,382		2,317		2,377
(Gain) loss on disposal of assets	(84)		—		138		—

Adjusted EBITDA	$67,140	29.9%	$61,458	28.0%	$228,050	32.3%	$207,980	30.4%

Entertainment segment (previously Opry and Attractions)
Revenue	$27,978		$25,913		$72,873		$65,144
Operating income	$7,563		$8,029		$19,841		$16,922
Depreciation & amortization	1,434		1,327		4,199		3,983
Preopening costs	27		—		58		—
Equity-based compensation	141		129		484		386
Other gains and (losses), net	—		—		—		152
Gain on disposal of assets	—		—		—		(152)

Adjusted EBITDA	$9,165	32.8%	$9,485	36.6%	$24,582	33.7%	$21,291	32.7%

Corporate and Other segment
Operating loss	$(8,698)		$(7,772)		$(23,477)		$(22,589)
Depreciation & amortization	681		820		2,093		2,882
Equity-based compensation	1,384		1,362		4,098		3,833
Pension settlement charge	1,593		—		1,593		—
Other gains and (losses), net	(72)		(2,664)		(20,421)		(7,137)
Loss on warrant settlements	—		1,569		20,246		6,065
Loss on disposal of assets	—		1,095		6		1,072

Adjusted EBITDA	$(5,112)		$(5,590)		$(15,862)		$(15,874)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2015	2014	2015	2014
Consolidated
Net income	$26,691	$15,130	$72,612	$63,774
Depreciation & amortization	28,498	28,033	85,467	84,268

FFO	55,189	43,163	158,079	148,042
Non-cash lease expense	1,341	1,370	4,023	4,111
Pension settlement charge	1,593	—	1,593	—
Impairment charges	—	—	2,890	—
Loss on extinguishment of debt	—	—	—	2,148
Loss on warrant settlements	—	1,569	20,246	6,065
(Gain) loss on other assets	(84)	1,108	144	1,108
Write-off of deferred financing costs	—	—	1,926	—
Amortization of deferred financing costs	1,322	1,696	4,177	4,532
Amortization of debt discounts	—	2,707	—	8,735

Adjusted FFO	$59,361	$51,613	$193,078	$174,741

Capital expenditures (1)	(11,195)	(9,526)	(35,987)	(28,919)

Adjusted FFO less maintenance capital expenditures	$48,166	$42,087	$157,091	$145,822

FFO per basic share	$1.08	$0.85	$3.09	$2.91
Adjusted FFO per basic share	$1.16	$1.01	$3.77	$3.44
FFO per diluted share (2)	$1.07	$0.71	$3.06	$2.45
Adjusted FFO per diluted share (2)	$1.15	$0.84	$3.74	$2.89

(1)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.
(2)	The GAAP calculation of diluted shares does not consider anti-dilutive effect of the Company’s purchased call options associated with its previously outstanding convertible notes. For the three months and nine months ended September 30, 2014, the purchased call options effectively reduce dilution by approximately 6.3 million and 5.9 million shares of common stock, respectively.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

Unaudited

(in thousands, except operating metrics)

	Three Months Ended Sep. 30,			Nine Months Ended Sep. 30,
	2015	2014	2014(1)	2015	2014	2014(1)
HOSPITALITY OPERATING METRICS:

Hospitality Segment

Occupancy	71.9%	74.2%	74.2%	72.7%	73.0%	73.0%
Average daily rate (ADR)	$169.24	$167.03	$167.03	$178.88	$175.23	$175.23
RevPAR	$121.71	$123.99	$123.99	$130.07	$127.94	$127.94
OtherPAR	$173.10	$170.10	$168.05	$184.81	$181.56	$179.66
Total RevPAR	$294.81	$294.09	$292.04	$314.88	$309.50	$307.60

Revenue	$224,842	$219,102	$217,577	$707,131	$684,235	$680,031
Adjusted EBITDA	$67,140	$61,458	$61,458	$228,050	$207,980	$207,980
Adjusted EBITDA Margin	29.9%	28.0%	28.2%	32.3%	30.4%	30.6%

Same-Store Hospitality Segment (2)

Occupancy	72.1%	74.2%	74.2%	72.9%	73.0%	73.0%
Average daily rate (ADR)	$168.83	$167.03	$167.03	$178.61	$175.23	$175.23
RevPAR	$121.72	$123.99	$123.99	$130.22	$127.94	$127.94
OtherPAR	$176.71	$170.10	$168.05	$187.46	$181.56	$179.66
Total RevPAR	$298.43	$294.09	$292.04	$317.68	$309.50	$307.60

Revenue	$222,335	$219,102	$217,577	$702,311	$684,235	$680,031
Adjusted EBITDA	$66,235	$61,458	$61,458	$226,114	$207,980	$207,980
Adjusted EBITDA Margin	29.8%	28.0%	28.2%	32.2%	30.4%	30.6%

Gaylord Opryland

Occupancy	73.4%	79.5%	79.5%	72.7%	74.8%	74.8%
Average daily rate (ADR)	$158.38	$159.11	$159.11	$164.46	$164.85	$164.85
RevPAR	$116.27	$126.46	$126.46	$119.55	$123.36	$123.36
OtherPAR	$171.86	$163.18	$161.29	$163.02	$157.55	$155.75
Total RevPAR	$288.13	$289.64	$287.75	$282.57	$280.91	$279.11

Revenue	$76,396	$76,795	$76,297	$222,325	$221,015	$219,601
Adjusted EBITDA	$24,809	$25,349	$25,349	$76,276	$73,642	$73,642
Adjusted EBITDA Margin	32.5%	33.0%	33.2%	34.3%	33.3%	33.5%

Gaylord Palms

Occupancy	64.7%	72.4%	72.4%	73.0%	76.2%	76.2%
Average daily rate (ADR)	$142.29	$153.51	$153.51	$169.18	$169.18	$169.18
RevPAR	$92.08	$111.22	$111.22	$123.58	$128.88	$128.88
OtherPAR	$152.78	$182.65	$180.35	$204.65	$211.95	$209.54
Total RevPAR	$244.86	$293.87	$291.57	$328.23	$340.83	$338.42

Revenue	$31,672	$38,013	$37,715	$125,988	$130,822	$129,898
Adjusted EBITDA	$5,187	$8,459	$8,459	$36,393	$37,407	$37,407
Adjusted EBITDA Margin	16.4%	22.3%	22.4%	28.9%	28.6%	28.8%

Gaylord Texan

Occupancy	77.1%	74.9%	74.9%	75.6%	70.4%	70.4%
Average daily rate (ADR)	$186.01	$174.22	$174.22	$189.64	$179.78	$179.78
RevPAR	$143.48	$130.41	$130.41	$143.42	$126.51	$126.51
OtherPAR	$217.98	$192.14	$190.14	$233.57	$212.00	$210.23
Total RevPAR	$361.46	$322.55	$320.55	$376.99	$338.51	$336.74

Revenue	$50,246	$44,838	$44,560	$155,511	$139,637	$138,905
Adjusted EBITDA	$16,511	$13,092	$13,092	$54,495	$42,130	$42,130
Adjusted EBITDA Margin	32.9%	29.2%	29.4%	35.0%	30.2%	30.3%

Gaylord National

Occupancy	70.6%	68.1%	68.1%	71.0%	70.5%	70.5%
Average daily rate (ADR)	$195.38	$193.16	$193.16	$206.32	$201.98	$201.98
RevPAR	$138.03	$131.46	$131.46	$146.42	$142.42	$142.42
OtherPAR	$190.41	$175.49	$173.03	$199.30	$194.62	$192.53
Total RevPAR	$328.44	$306.95	$304.49	$345.72	$337.04	$334.95

Revenue	$60,312	$56,365	$55,914	$188,384	$183,653	$182,519
Adjusted EBITDA	$18,680	$13,882	$13,882	$56,154	$52,475	$52,475
Adjusted EBITDA Margin	31.0%	24.6%	24.8%	29.8%	28.6%	28.8%

The AC Hotel at National Harbor (3)

Occupancy	64.3%	n/a	n/a	60.3%	n/a	n/a
Average daily rate (ADR)	$188.84	n/a	n/a	$199.49	n/a	n/a
RevPAR	$121.47	n/a	n/a	$120.33	n/a	n/a
OtherPAR	$20.47	n/a	n/a	$17.60	n/a	n/a
Total RevPAR	$141.94	n/a	n/a	$137.93	n/a	n/a

Revenue	$2,507	n/a	n/a	$4,820	n/a	n/a
Adjusted EBITDA	$905	n/a	n/a	$1,936	n/a	n/a
Adjusted EBITDA Margin	36.1%	n/a	n/a	40.2%	n/a	n/a

The Inn at Opryland (4)

Occupancy	78.3%	70.3%	70.3%	73.6%	70.6%	70.6%
Average daily rate (ADR)	$121.55	$111.95	$111.95	$122.30	$111.50	$111.50
RevPAR	$95.12	$78.74	$78.74	$89.96	$78.75	$78.75
OtherPAR	$37.87	$32.15	$32.15	$32.15	$31.36	$31.36
Total RevPAR	$132.99	$110.89	$110.89	$122.11	$110.11	$110.11

Revenue	$3,709	$3,091	$3,091	$10,103	$9,108	$9,108
Adjusted EBITDA	$1,048	$676	$676	$2,796	$2,326	$2,326
Adjusted EBITDA Margin	28.3%	21.9%	21.9%	27.7%	25.5%	25.5%

(1)	Shown pro forma to present 2014 results with an accounting change related to parking fees as stipulated by the hospitality industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective in January 2015. Prior to 2015, all revenue and expense associated with managed parking services at our hotels were reported on a gross basis. Beginning in 2015, only the net fee received from the parking manager is recorded as revenue.
(2)	Same-store excludes the AC Hotel at National Harbor.
(3)	The AC Hotel at National Harbor opened in April 2015.
(4)	Includes other hospitality revenue and expense.

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE		NEW GUIDANCE RANGE
	FOR FULL YEAR 2015		FOR FULL YEAR 2015
	Low	High	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$99,100	$119,100	$100,600	$114,600
Provision (benefit) for income taxes	6,500	6,500	6,500	6,500
Other (gains) and losses, net	(2,500)	(2,500)	(2,500)	(2,500)
Loss on warrant settlements	20,000	20,000	20,000	20,000
Interest expense	60,000	60,000	60,000	60,000
Interest income	(12,000)	(12,000)	(12,000)	(12,000)

Operating Income	171,100	191,100	172,600	186,600
Depreciation and amortization	117,000	117,000	117,000	117,000

EBITDA	288,100	308,100	289,600	303,600
Non-cash lease expense	5,500	5,500	5,500	5,500
Preopening expense	1,000	1,000	1,000	1,000
Equity based compensation	6,000	6,000	6,000	6,000
Other gains and (losses), net	2,500	2,500	2,500	2,500
Impairment charges	2,900	2,900	2,900	2,900
Interest income	12,000	12,000	12,000	12,000

Adjusted EBITDA	$318,000	$338,000	$319,500	$333,500

Hospitality Segment [1]
Operating Income	$180,600	$196,600	$181,100	$192,100
Depreciation and amortization	107,500	107,500	107,500	107,500

EBITDA	288,100	304,100	288,600	299,600
Non-cash lease expense	5,500	5,500	5,500	5,500
Preopening expense	1,000	1,000	1,000	1,000
Equity based compensation	—	—	—	—
Other gains and (losses), net	2,500	2,500	2,500	2,500
Impairment charges	2,900	2,900	2,900	2,900
Interest income	12,000	12,000	12,000	12,000

Adjusted EBITDA	$312,000	$328,000	$312,500	$323,500

Entertainment (Opry and Attractions) Segment
Operating Income	$23,000	$26,000	$24,000	$26,000
Depreciation and amortization	5,500	5,500	5,500	5,500

EBITDA	28,500	31,500	29,500	31,500
Equity based compensation	500	500	500	500

Adjusted EBITDA	$29,000	$32,000	$30,000	$32,000

Corporate and Other Segment
Operating Income	$(32,500)	$(31,500)	$(32,500)	$(31,500)
Depreciation and amortization	4,000	4,000	4,000	4,000

EBITDA	(28,500)	(27,500)	(28,500)	(27,500)
Other gains and (losses), net	(20,000)	(20,000)	(20,000)	(20,000)
Loss on warrant settlements	20,000	20,000	20,000	20,000
Equity based compensation	5,500	5,500	5,500	5,500

Adjusted EBITDA	$(23,000)	$(22,000)	$(23,000)	$(22,000)

Ryman Hospitality Properties, Inc.
Net income	$99,100	$119,100	$100,600	$114,600
Depreciation & amortization	117,000	117,000	117,000	117,000
Non-cash lease expense	5,500	5,500	5,500	5,500
Impairment charges	2,900	2,900	2,900	2,900
Amortization of DFC	6,000	6,000	6,000	6,000
Loss on warrant settlements	20,000	20,000	20,000	20,000

Adjusted FFO	$250,500	$270,500	$252,000	$266,000

1	Hospitality includes AC Hotel